UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 21, 2026

ALGORHYTHM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2026, Algorhythm Holdings, Inc. (the “Company”) entered into a settlement agreement and stipulation (the “Settlement Agreement”) with Continuation Capital, Inc., a Delaware corporation (“CCI”), with respect to certain outstanding liabilities of the Company in the principal amount of $1,928,014 (the “Claim Amount”) that CCI has acquired from the former holders thereof.

Pursuant to the Agreement, the Company agreed to issue CCI up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), in one or more tranches until CCI has generated aggregate proceeds equal to 120% of the Claim Amount. On July 23, 2026, the Circuit Court of the Twelfth Judicial Circuit in and for Desoto County, Florida entered an order approving the Settlement Agreement after a fairness hearing pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). The number of shares of common stock held by CCI at any given time cannot exceed 19.99% of the issued and outstanding shares of the Company’s common stock.

The offer and sale of these securities was and/or will be completed by the Company in private placement transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) of the Securities Act without payment of underwriting discounts or commissions to any person and without engaging in any advertising or general solicitation of any kind.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2026, the Company entered into amended and restated employment agreements with: (i) Gary Atkinson, the Company’s Chief Executive Officer, which agreement supersedes and replaces that certain amended and restated employment agreement entered into with Mr. Atkinson on February 23, 2026 (the “CEO Agreement”); and (ii) Alex Andre, the Company’s Chief Financial Officer and General Counsel, which agreement supersedes and replaces that certain employment agreement entered into with Mr. Andre on February 12, 2025 (the “CFO Agreement” and together with the CEO Agreement, the “Employment Agreements”).

The Agreements harmonize the change in control treatment applicable to each of the Company’s executive officers. In furtherance thereof, each executive officer now has the right to receive a bonus if, and each time, a Change of Control (as defined in the applicable Employment Agreement) occurs during the term of their employment in a lump sum payment equal to their Base Salary and Annual Bonus (each as defined in the applicable Employment Agreement) for the year in which the Change of Control occurs. The Employment Agreements also include additional provisions designed to ensure that various payments that may in the future be made by the Company to the executive officers fully comply with Sections 280G, 4999 and 409A of the Internal Revenue Code of 1986, as amended.

The foregoing is intended to be a summary of the terms of the Employment Agreements and is subject to and qualified in its entirety by the terms of the CEO Agreement and CFO Agreement, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement, dated July 22, 2026, by and between Algorhythm Holdings, Inc. and Gary Atkinson
10.2	Amended and Restated Employment Agreement, dated July 22, 2026, by and between Algorhythm Holdings, Inc. and Alex Andre
10.3*	Settlement Agreement and Stipulation, dated July 21, 2026, by and between Algorhythm Holdings, Inc. and Continuation Capital, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel